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                Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A) (No. 222-64981) of the New Covenant Funds of our report dated August 8, 2003, included in the 2003 Annual Report to shareholders.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
Qctober 23, 2003